Exhibit 10.6
REINSTATEMENT
OF AND
SECOND AMENDMENT
TO
PURCHASE AND SALE AGREEMENT
THIS REINSTATEMENT OF AND SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Second Amendment”) is made this 24th day of October 2014 by and between LEROY SPRINGS & COMPANY, INC., a South Carolina not-for-profit corporation (“Seller”), and IC MYRTLE BEACH LLC, a Delaware limited liability company (“Buyer”).
R E C I T A L S:

A.
Buyer and Seller entered into that certain Purchase and Sale Agreement dated as of September 12, 2014, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of October 17, 2014 (collectively, the “Original Agreement”) pursuant to which Seller agreed to sell, and Buyer agreed to purchase, the Property pursuant to the terms therein.

B.	Buyer terminated the Original Agreement in accordance with Section 8.2 of the Original Agreement.

C.	Buyer and Seller now desire to reinstate and amend the Original Agreement upon the terms and conditions, and for the purposes set forth herein.
NOW, THEREFORE, in consideration of the foregoing, and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Incorporation of Recitals. The foregoing recitals are specifically incorporated in this Second Amendment by this reference.

2.	Defined Terms. Capitalized terms used but not defined in this Second Amendment shall have the same meaning given them in the Original Agreement.

3.	Reinstatement. Buyer and Seller hereby agree to reinstate the Original Agreement upon the terms and conditions set forth therein, as modified by this Second Amendment.

4.	Amendment. Section 1.27 of the Original Agreement is hereby deleted in its entirety and the following substituted therefor:
1.27    “Due Diligence Period” means the period commencing on the Effective Date and ending at 5:00 p.m. (Eastern Time) on October 29, 2014.

5.
Headings. Section and other headings contained in this Second Amendment are for reference purposes only and are nor intended to describe, interpret, define or limit the scope, extent or intent of this Second Amendment or any provision hereof.

6.	Applicable Law and Jurisdiction. This Second Amendment shall be governed by the laws of the State of South Carolina, without regard to the application of choice of law principles.

7.
Counterpart Execution. This Second Amendment may be executed in any number of counterparts with the same effect as if each party had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

8.
Entire Agreement. This Second Amendment constitutes the entire agreement between the parties with respect to the matters addressed in this Second Amendment and supersedes all prior understandings or agreements between the parties related to these subject matters. Except as amended by this Second Amendment, the Original Agreement remains in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of this Second Amendment and the terms and provisions of the Original Agreement, the terms and provisions of this Second Amendment shall control to the extent necessary to resolve such conflict or inconsistency.

[signatures appear on the next page]

IN WITNESS WHEREOF, Seller and Buyer have signed and delivered this Second Amendment effective as of the Effective Date.

SELLER:	BUYER:

LEROY SPRINGS & COMPANY, INC.,	IC MYRTLE BEACH LLC
a South Carolina not-for-profit corporation	a Delaware limited liability company

By: /s/ Timothy W. Paterson	By:	IC Myrtle Beach Manager, LLC, a
Name: Timothy W. Paterson		Delaware limited liability company, its
Title: President/CEO		Manager

By: /s/ Kenneth H. Fearn
Name: Kenneth H. Fearn
Title: A Member

ACKNOWLEDGEMENT BY TITLE COMPANY:

Escrow Holder hereby acknowledges and accepts the foregoing Second Amendment as of the date first written above.

COMMONWEALTH LAND TITLE INSURANCE COMPANY

By: /s/ Cynthia Hall Oust
Name: Cynthia Hall Oust
Title: Vice President, State Counsel